UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):     December 12, 2006
ASTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

NEW YORK	0-7087	16-0959303

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Commerce Way, East Aurora, New York	14052

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:    (716) 805-1599
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory
                    Arrangements of Certain Officers
     On December 12, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Astronics Corporation (the “Company”) granted stock option awards under the Company’s 2001 Stock Option Plan to the following named executive officers:

Executive Officer	Title	Options Granted

Peter J. Gundermann	President and Chief Executive Officer	14,460 shares
David C. Burney	Vice President and Chief Financial Officer	4,610 shares
     Each of the options granted to the named executive officers as set forth above vests at the rate of 20% per year and has an exercise price of $17.36 per share.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASTRONICS CORPORATION
Date: December 14, 2006	By:	/S/ David C. Burney David C. Burney Vice President Finance, Chief Financial Officer